UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2013

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3540776
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address, including zip code, of principal executive office)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 24, 2013, Amgen Inc., a Delaware corporation (the “Company” or “Amgen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arena Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Onyx Pharmaceuticals, Inc., a Delaware corporation (“Onyx”). The board of directors of Onyx has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Onyx and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Offer (as defined below), the Merger (as defined below) and the transactions contemplated thereby in accordance with the requirements of Delaware law and (iii) resolved to recommend that the stockholders of Onyx accept the Offer and tender their shares to Merger Sub pursuant to the Offer (as defined below). The board of directors of the Company has approved the transaction.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company has agreed to commence a tender offer (the “Offer”) for all of Onyx’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $125.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes. The obligation of the Company and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Merger Sub, would represent one Share more than one-half (1/2) of the sum of (i) all Shares then outstanding and (ii) all Shares that Onyx may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options, restricted stock units, performance stock units and other awards consisting of Shares granted and outstanding under Onyx equity plans and the Onyx 4.00% Convertible Senior Notes due 2016 (including the effect of any make-whole provision and assuming conversions of the Onyx Convertible Senior Notes are settled in full in Shares, assuming the effectiveness thereof occurred on the expiration date of the Offer), regardless of the conversion or exercise price or other terms and conditions thereof). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is not subject to any financing condition.

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Onyx (the “Merger”), with Onyx surviving as a wholly owned subsidiary of the Company. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than (i) Shares then owned by the Company, Onyx or any of their respective direct or indirect wholly owned subsidiaries and (ii) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) will cease to be issued and outstanding, will be cancelled, will cease to exist and will be converted into the right to receive an amount in cash equal to the same amount in cash per Share that is paid pursuant to the Offer, without interest, less any applicable withholding taxes.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

Onyx may terminate the Merger Agreement under certain circumstances, including to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire 80% or more of the voting power or the assets of Onyx and its subsidiaries on a consolidated basis on terms that Onyx’s board of directors determines, in good faith (after consultation with its financial advisors and outside legal counsel), to be more favorable to Onyx’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account all relevant factors. Such termination is subject to the conditions that Onyx has otherwise complied with certain terms of the Merger Agreement, including the determination by its board of directors that the failure to take such actions would constitute a breach of their fiduciary duties to stockholders under applicable law, payment of a $303 million fee by Onyx and the concurrent execution of such definitive agreement by Onyx.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Onyx, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In connection with the Merger, the Company entered into the financing transactions described below.

Commitment Letter for Term and Bridge Loans

On August 24, 2013, the Company entered into a Commitment Letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMS”) and Barclays Bank PLC (“Barclays”, together with Bank of America, MLPFS, JPMCB and JPMS, the “Commitment Parties”) pursuant to which the Commitment Parties committed, subject to the terms of the Commitment Letter, to provide the Company with:

•	up to $1.65 billion of an up to $5.0 billion senior unsecured term loan facility of the Company (the “Term Loan Facility”);

•	in the event the Bridge B Facility (as defined below) has been fully drawn or is terminated, up to $500.0 million in senior unsecured loans (the “Bridge A Facility”); and

•

to the extent the Term Loan Facility is not syndicated and/or the Company has not issued other debt prior to the date of consummation of the Merger in connection with a successful Offer, up to $5.0 billion in senior unsecured loans (the “Bridge B Facility;” together with the Bridge A Facility, the “Bridge Facilities;” and, together with the Term Loan Facility, the “Credit Facilities”).

The Credit Facilities are intended to finance the Offer and to pay fees and expenses incurred in connection with consummation of the Merger. The Term Loan Facility will mature five years after the closing date and is expected to bear interest, at a rate tied to the prime rate, the federal funds effective rate or LIBOR. The Bridge Facilities will mature 364 days after the closing date and are expected to bear interest at a rate tied to LIBOR, subject to periodic adjustments. The Company may only borrow amounts under the Credit Facilities upon consummation of the Merger in connection with a successful Offer, in accordance with the terms of the Merger Agreement, prior to February 24, 2014. The Credit Facilities are also subject to other terms and conditions customary for commitments of this type.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Repurchase Agreement

On August 24, 2013, the Company entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Bank of America, N.A. (the “Purchaser”), pursuant to which the Company has the right, subject to the terms and conditions of the Repurchase Agreement summarized below, to sell to the Purchaser 34,097 shares of Class A Preferred Stock (the “Purchased Securities”) of its wholly owned subsidiary, ATL Holdings Limited (“ATL Holdings”), in one or more transactions prior to February 24, 2014 for an aggregate purchase price of $3.1 billion in cash with respect to the Purchased Securities.

Pursuant to the Repurchase Agreement, the Company is obligated to repurchase from the Purchaser, and the Purchaser is obligated to resell to the Company, the Purchased Securities on the repurchase date, which is scheduled to be the date occurring five years after the initial sale of the Purchased Securities, for an aggregate repurchase price equal to the aggregate purchase price paid by the Purchaser for such Purchased Securities plus any accrued and unpaid “price differential” (as described below).

ATL Holdings is an entity distinct from the Company and its other subsidiaries, with separate assets and liabilities. The Class A Preferred Stock is fully participating with ATL Holdings’ common stock as to earnings and appreciation, and provides for a liquidation preference of $100,000 per share and a quarterly dividend on the liquidation preference equal to the amount accumulated on the liquidation preference at a floating interest rate of the greater of (a) LIBOR minus 0.25% per annum and (b) 0.01% per annum. The Purchaser is required to remit to the Company any dividends and other distributions that it receives on the

Purchased Securities, unless an event of default with respect to the Company has occurred and is continuing under the Repurchase Agreement. Under the Repurchase Agreement, the Company is obligated to make monthly “price differential” payments to the Purchaser based on the outstanding purchase price of the Purchased Securities at a floating interest rate of LIBOR plus 1.10% which are calculated and accrue on a daily basis. Any unused commitments under the Repurchase Agreement will also be subject to an undrawn fee of 0.10% per annum.

The Repurchase Agreement contains events of default that are customary for repurchase agreements, including failure of the Company to transfer, or failure of the Purchaser to purchase, the Purchased Securities when required; failure of the Company to repurchase, or failure by the Purchaser to transfer, the Purchased Securities on the repurchase date; failure to pay amounts when due; insolvency events; breaches of representations; and unpermitted assignments. Under the Repurchase Agreement, the Company may repurchase all or, subject to certain limitations, a portion, of the Purchased Securities at any time. Upon the occurrence and continuance of an event of default, the non-defaulting party has the right to accelerate, or in the case of the occurrence of an insolvency event of the Company, the Purchaser will be deemed to have accelerated, the repurchase date.

In connection with the Repurchase Agreement, the Company will enter into an ancillary agreement with the Purchaser (the “Ancillary Agreement”), which contains a number of representations and covenants of the Company, including agreements by the Company intended to maintain the status of ATL Holdings as an entity distinct from the Company and its other subsidiaries.

The obligations of the Purchaser to purchase the Class A Preferred Stock are subject to conditions customary for transactions of this type. The Company expects to utilize the proceeds of any sales under the Repurchase Agreement to effectuate the Offer.

The foregoing summaries of the Repurchase Agreement and the Ancillary Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements. The form of Repurchase Agreement is filed herewith as Exhibit 10.2, which is incorporated herein by reference. The form of the Certificate of Designations in respect of the Class A Preferred Stock is included as Exhibit IV to the Repurchase Agreement. The form of Ancillary Agreement is included as Exhibit III to the Repurchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the financing transactions set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On August 25, 2013, the Company and Onyx issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information

The Offer described in this current report on Form 8-K has not yet commenced, and this current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Onyx or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of Onyx common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by the Company and Merger Sub, and the solicitation/recommendation statement will be filed with the SEC by Onyx. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer that will be named in the tender offer statement.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in SEC reports filed by Amgen, including Amgen’s Form 10-K for the year ended December 31, 2012, and in any subsequent periodic reports on Form 10-Q and Form 8-K. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger. Amgen is providing this information as of August 26, 2013 and does not undertake any obligation to update any forward-looking statements contained in this current report on Form 8-K as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Risks and uncertainties include whether the proposed transaction described in this press release can be completed in a timely manner, and whether the anticipated benefits of the proposed transaction can be achieved. Amgen’s results may be affected by its ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign) and difficulties or delays in manufacturing Amgen’s products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships, joint ventures and acquisitions. Product candidates that are derived from relationships or acquisitions may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. In addition, sales of Amgen’s products are affected by reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products.

Furthermore, Amgen’s research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and product liability claims. If Amgen fails to meet the compliance obligations in the corporate integrity agreement between Amgen and the U.S. government, Amgen could become subject to significant sanctions. Further, while Amgen routinely obtains patents for its products and technology, the protection offered by Amgen’s patents and patent applications may be challenged, invalidated or circumvented by its competitors. Amgen depends on third parties for a significant portion of our manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of Amgen’s current products and product candidate development. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with Amgen’s products. Further, some raw materials, medical devices and component parts for Amgen’s products are supplied by sole third-party suppliers. Amgen’s business performance could affect or limit the ability of its Board of Directors to declare a dividend or Amgen’s ability to pay a dividend or repurchase its common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 24, 2013, by and among Amgen Inc., Arena Acquisition Company and Onyx Pharmaceuticals, Inc.*

10.1	Commitment Letter, dated August 24, 2013, among Amgen Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC

10.2	Master Repurchase Agreement, dated August 24, 2013, between Amgen Inc. and Bank of America, N.A.

99.1	Press Release dated August 25, 2013

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013

AMGEN INC.

By:	/s/ David J. Scott
Name:	David J. Scott
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 24, 2013, by and among Amgen Inc., Arena Acquisition Company and Onyx Pharmaceuticals, Inc.*

10.1	Commitment Letter, dated August 24, 2013, among Amgen Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC

10.2	Master Repurchase Agreement, dated August 24, 2013, between Amgen Inc. and Bank of America, N.A.

99.1	Press Release dated August 25, 2013

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.